UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): November 4, 2005


                            HealthSouth Corporation
                            -----------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)

                1-10315                             63-0860407
                -------                             ----------
        (Commission File Number)         (IRS Employer Identification No.)


              One HealthSouth Parkway, Birmingham, Alabama 35243
              --------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                                (205) 967-7116
                                --------------
             (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry into a Material Definitive Agreement.

CHANGE IN CONTROL BENEFITS PLAN
-------------------------------

         On November 4, 2005, the Special Committee of the Board of Directors of HealthSouth Corporation (the "Company") approved, upon the recommendation of the Compensation Committee of the Board (the "Compensation Committee"), the HealthSouth Corporation Change in Control Benefits Plan (the "Plan"). The Plan is intended to help retain and provide financial security to certain qualified employees and provide a stable work environment for the Company. Amounts payable under the Plan will be in lieu of and not in addition to any other severance or termination payment under any other plan or agreement with the Company.

         Under the Plan, participating employees, as designated by the Compensation Committee (each a "Participant" and, collectively, "Participants"), are divided into three different tiers. Tier 1 is comprised of the following executive officers of the Company: Jay Grinney--President and Chief Executive Officer; Michael D. Snow--Executive Vice President and Chief Operating Officer; John L. Workman--Executive Vice President and Chief Financial Officer; John Markus--Executive Vice President and Chief Compliance Officer; Gregory L. Doody--Executive Vice President, General Counsel and Secretary; and James C. Foxworthy--Executive Vice President and Chief Administrative Officer. Tier 2 is comprised of the Company's division presidents and certain other officers of the Company. Tier 3 will be comprised of officers of the Company subsequently determined. Under the Plan, an employee of the Company is a Participant during each calendar year (or partial calendar year) for which he or she has been designated as a Participant by the Chief Executive Officer of the Company and for each succeeding calendar year, unless the Participant is given written notice by October 31st of the preceding year of the determination of the Chief Executive Officer or the Board of Directors that such Participant will cease to be a Participant for the succeeding calendar year. However, no Participant may be removed from the Plan during the pendency of, or within six months following, a Potential Change in Control (as defined in the Plan) or within two years following a Change in Control (as defined in the Plan).

         Upon the occurrence of a Change in Control, each outstanding option to purchase common stock of the Company will become automatically vested and exercisable and (i) in the case of all options outstanding as of November 4, 2005, will remain exercisable by a Participant until the later of the 15th day of the third month following the date at which, or December 31 of the calendar year in which, the option would have otherwise expired, but in no event beyond the original term of the option; and (ii) in the case of all options granted after November 4, 2005, shall remain exercisable by the Participant for a period of (x) three years in the case of a Tier 1 Participant, (y) two years in the case of a Tier 2 Participant or (z) one year in the case of a Tier 3 Participant, beyond the date at which the option would have otherwise expired, but in no event beyond the original term of the option. In addition, the vesting restrictions on all other awards relating to the Company's common stock held by a Participant will immediately lapse and will, in the case of restricted stock units and stock appreciation rights, become immediately payable.

         In the event that a Participant's employment is terminated either (i) by the Participant for Good Reason (as defined in the Plan) or (ii) by the Company without Cause (as defined in the Plan), in each case, within twenty-four months following a Change in Control or within three months of a Potential Change in Control (provided that a Change in Control occurs within six months), then such Participant will be entitled to receive, subject to certain limitations, a lump sum severance payment within 60 days following such Participant's termination date in an amount equal to, for Tier 1 Participants, the sum of (x) the Participant's highest annual salary in the three years preceding the termination date plus (y) the Participant's highest target bonus for the year of termination or for the year in which the Change in Control occurred, whichever is larger (together, the "CIC Payment") multiplied by 2.99. Tier 2 Participants will be entitled to receive two times the CIC Payment, and Tier 3 Participants will be entitled to receive an amount equal to the CIC Payment.

         Participants also will be entitled to receive as soon as practicable following a Participant's date of termination (and no later than sixty (60) days thereof), a lump sum payment equal to all unused vacation time accrued by such Participant as of the termination date under the Company's vacation policy, plus all accrued but unpaid compensation earned by such Participant as of the termination date.

         Following a termination upon a Change in Control, each Participant will continue to be covered by all life, health care, medical, and dental insurance plans and programs (excluding disability) maintained by the Company under which the Participant was covered immediately prior to the termination date at the same cost sharing between the Company and Participant as a similarly situated active employee (the "Continued Benefits"). The Plan provides that Continued Benefits are to be provided to Tier 1 Participants for thirty-six months, to Tier 2 Participants for twenty-four months, and to Tier 3 Participants for twelve months. The Company's obligation to provide Continued Benefits will cease if and when a Participant becomes employed by a third party that provides the Participant with substantially comparable health and welfare benefits.

         In the event that a Participant is deemed to be a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, the CIC Payment will be paid to a Participant immediately following the six-month anniversary of such Participant's termination date and in no event may the provision of Continued Benefits extend beyond December 31 of the second calendar year following the year in which the Participant is terminated.

         If a payment under the Plan is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the "Excise Tax"), then all affected Tier 1 Participants will have their benefit payments reduced such that no payment under the Plan is subject to the Excise Tax but only if the total amount of such reduced payments (after subtracting the net amount of all other taxes on such payments) is greater than or equal to the net amount of such total payments (including Excise Taxes) without such reduction. If Tier 2 and Tier 3 Participants are subject to the Excise Tax as a result of the Plan, their benefit payments will be reduced to the extent necessary so that no portion of the total payments may be subject to the Excise Tax.

         As a condition to receipt of any payment or benefits under the Plan, a Participant must enter into a Non-Solicitation, Non-Disclosure, Non-Disparagement and Release Agreement with the Company.

ITEM 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

         See Exhibit Index.


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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HealthSouth Corporation


                                   By:      /s/ Gregory L. Doody
                                       --------------------------------
                                       Name:  Gregory L. Doody
                                       Title: Executive Vice President,
                                              General Counsel, and Secretary


Dated:  November 10, 2005

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                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------

10                      HealthSouth Corporation Change in Control Benefits Plan